CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We hereby consent to the reference to our firm included in the prospectus and statement of additional information of Montana Tax-Free Fund, Inc. (the “Company”), filed as part of this Post-Effective Amendment No. 19 to the Company’s Registration Statement under the Securities Act of 1933 (File No. 33-63306) and Amendment No. 20 to the Company’s Registration Statement under the Investment Company Act of 1940 (File No. 811-07738).

/s/  Sutherland Asbill & Brennan LLP
Sutherland Asbill & Brennan LLP
Washington, D.C.

April 27, 2006